                                                                     Exhibit 23




We consent to the incorporation by reference in the following Registration Statements of our report dated January 30, 1997, with respect to the consolidated financial statements of OM Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996:


Registration Number                  Description                                Filing Date
-------------------                  -----------                                -----------
33-74674                 OM Group, Inc. Long-Term Incentive Compensation
                          Plan -- Form S-8 Registration Statement --
                          1,015,625 Shares                                    January 27, 1994

333-07529                OMG Americas, Inc. Employees' Profit Sharing Plan
                          -- Form S-8 Registration Statement -- 250,000
                          Shares                                              July 3, 1996

333-07531                OM Group, Inc. Non-Employee Directors' Equity
                          Plan -- Form S-8 Registration Statement --
                          250,000 Shares                                      July 3, 1996




                                                         /s/  ERNST & YOUNG LLP

Cleveland, Ohio
March 21, 1997